UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2024 (February 29, 2024)

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

9320 LAKESIDE BLVD., SUITE 300
THE WOODLANDS, Texas 77381
(Address of principal executive offices, including zip code)

(832) 709-2563
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
THCommon stock, par value $0.0001 per share	TH	NASDAQ
Warrants to purchase common stock	THWWW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Form Equity Award Agreements

On February 29, 2024, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Target Hospitality Corp. (the “Company”) adopted a new form 2024 Executive Restricted Stock Unit Agreement (the “RSU Agreement”) and a new form 2024 Executive Performance Stock Unit Agreement (the “PSU Agreement” together with the RSU Agreement, the “Award Agreements”) with respect to the granting of restricted stock units (“RSUs”) and performance stock units (“PSUs”), respectively, under the Target Hospitality Corp. 2019 Incentive Plan (as amended, the “Plan”). The new Award Agreements will be used for all awards to executive officers made on or after February 29, 2024.

The RSU Agreement has material terms that are substantially similar to those in the form 2023 Executive Restricted Stock Unit Agreement last approved by the Compensation Committee and previously disclosed by the Company and filed as Exhibit 10.1 to its Current Report on Form 8-K filed on March 6, 2023.

Each PSU awarded under the PSU Agreement represents the right to receive one share of the Company’s common stock, par value $0.0001 per share. PSUs vest and become unrestricted on the third anniversary of the grant date. The number of PSUs that vest pursuant to the PSU Agreement is based on the Company’s Total Shareholder Return (the “TSR Based Award”) performance and the Company’s Diversification EBITDA (as defined in the PSU Agreement) (the “Diversification EBITDA Based Award”), each measured based on the applicable Performance Period specified in the PSU Agreement. The number of PSUs that vest pursuant to the TSR Based Award range from 0% to 200% of the Target Level (as defined in the PSU Agreement) depending upon the achievement of a specified percentile rank during the applicable Performance Period. The number of PSUs that vest pursuant to the Diversification EBITDA Based Award range from 0% to 200% of the Target Level (as defined in the PSU Agreement) depending upon the Company’s Diversification EBITDA (as defined in the PSU Agreement) during the applicable Performance Period. Vesting of PSUs is contingent upon the executive’s continued employment through the vesting date, unless the executive’s employment is terminated by reason of death, without Cause, for Good Reason, or in the event of a Change in Control (each term as defined in the Plan).

The foregoing descriptions of the Award Agreements are qualified in their entirety by reference to the full text of the RSU Agreement and the PSU Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Archer Employment Agreement

On February 29, 2024, the Company entered into an amended and restated employment agreement with James B. Archer, the Company’s President and Chief Executive Office (the “Archer Agreement”) providing, among other things, (i) an initial term through December 31, 2027, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable, (ii) an annual base salary of $850,000 (which he may elect to receive in whole in the form of RSUs), (iii) an annual target cash bonus performance target of 133% of his annual salary and (iv) a long term incentive annual equity award with a target grant value of $1,900,000.

If Mr. Archer’s employment is terminated other than for cause or with good reason, he will be entitled to 125% of the sum of his annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus including a payment for costs that would be incurred for continued health insurance coverage for 15 months and continued vesting of any unvested awards granted to Mr. Archer during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Mr. Archer is terminated other than for cause or by Mr. Archer for good reason within 12 months of such change of control, he will be entitled to 250% of the sum of his base salary and his target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Archer Agreement, which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Lewis Employment Agreement

Also on February 29, 2024 the Company entered into an amended and restated employment agreement with Heidi D. Lewis, the Company’s Executive Vice President, General Counsel and Secretary (the “Lewis Agreement”) providing, among other things, (i) an initial term through December 31, 2027, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable, (ii) an annual base salary of $375,000 (which she may elect to receive in whole in the form of RSUs), (iii) an annual target cash bonus performance target of 75% of her annual salary and (iv) a long term incentive annual equity award with a target grant value of $350,000.

If Ms. Lewis’s employment is terminated other than for cause or good reason, she will be entitled to 100% of the sum of her annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus a payment for costs that would be incurred for continued health insurance coverage for 12 months and continued vesting of any unvested awards granted to Ms. Lewis during the severance period if such awards would have vested had she remained employed during the severance period. In the event of a change of control, if Ms. Lewis is terminated other than for cause or by Ms. Lewis with good reason within 12 months of such change of control, she will be entitled to 200% of the sum of her base salary and her target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by her for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Lewis Agreement, which is filed as Exhibit 10.4 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Form of 2024 Executive Restricted Stock Unit Agreement

10.2	Form of 2023 Executive Performance Stock Unit Agreement

10.3	Amended and Restated Employment Agreement with James B. Archer

10.4	Amended and Restated Employment Agreement with Heidi D. Lewis

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: March 5, 2024		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary

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